Exhibit 23 to Buckhead America Corporation
                                                 December 31, 1996 Form 10-KSB


                             ACCOUNTANTS' CONSENT
                             --------------------



The Board of Directors
Buckhead America Corporation:

We consent to incorporation by reference in the Registration Statement (No. 333-05313) on Form S-3 and in the Registration Statement (No. 33-97046) on Form S-8 of Buckhead America Corporation of our report dated February 21, 1997, except for note 13, which is dated as of March 13, 1997 relating to the consolidated balance sheets of Buckhead America Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1996 annual report on Form 10- KSB of Buckhead America Corporation.


                                          KPMG PEAT MARWICK LLP


Atlanta, Georgia
March 31, 1997












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